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                                                                     EXHIBIT 3.1

                                                                          PAGE 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "OBJS ACQUISITION CORP.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


              [STATE OF DELAWARE SEAL]       /S/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

3116928 8100                                           AUTHENTICATION:  0050055

991454471                                                        DATE:  10/28/99
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                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 A.M. 10/26/1999
                                                         9914S4471 - 3116928

                          CERTIFICATE OF INCORPORATION
                                       OF
                             OBJS Acquisition Corp.

                                  -----------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:    The name of the corporation (hereinafter called the
"corporation") is OBJS Acquisition Corp.

     SECOND:   The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware is Corporation Service Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock with a par value of $.01 per share.

     FIFTH:    The name and the mailing address of the incorporator are as follows:

     NAME                     MAILING ADDRESS

     Barbara Toffler               c/o Parker Chapin Flatran & Klimpl, LLP
                                   1211 Avenue of the Americas
                                   New York, New York 10036

     SIXTH:    The corporation is to have perpetual existence.
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     SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; however, nothing contained herein shall derogate from the power of the stockholders of the corporation to adopt, amend or repeal the Bylaws.
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     NINTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH:    The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on October 26, 1999

                                            /s/ Barbara Toffler
                                            ------------------------------------
                                            Barbara Toffler, Incorporator

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